UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2013

Sanomedics International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54167	27-3320809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Brickell Avenue, Suite 415, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (305)433-7814 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2013, Sanomedics International Holdings, Inc., a Delaware corporation (“Sanomedics” and/or the “Company”), and Anovent, Inc., a Florida corporation and wholly owned subsidiary of Sanomedics (“Anovent”), entered into a Stock Purchase Agreement (the “Purchase Agreement ”) with Prime Time Medical, Inc., a Florida corporation (“Prime Time”) and Mark R. Miklos, the sole equity holder of Prime Time (the “Seller”). Prime Time is a Durable Medical Equipment (DME) provider of home medical equipment with products such as power wheel chairs and scooters specializing in complex rehab products, respiratory equipment including oxygen concentrators and nebulizer compressors, diabetic supplies, hospital beds, bariatric equipment, walkers, CPMs, commodes, manual wheel chairs and support surface products for wound care management, servicing consumers throughout West Central Florida.

Pursuant to the Purchase Agreement, at the closing the Seller will transfer to the Company all the outstanding shares of capital stock of Prime Time for an aggregate purchase price of $3,000,000, subject to certain adjustments as summarized herein. The purchase price will be paid in a combination of cash, promissory notes and shares of the Company’s common stock.

On the closing date, the Company will make a total cash payment to the Seller in the amount of $1,250,000 as follows: (a) if the closing occurs on or prior to May 26, 2013, the Company shall pay $950,000.00 at closing, (b) if the closing occurs after May 26, 2013 but on or prior to June 26, 2013 the Company shall pay to Seller $1,050,000.00 at closing, and (c) if the closing occurs after June 26, 2013, the Company shall pay to Seller $1,150,000.00 at closing. On April 26, 2013, the Company paid a $200,000 deposit towards the purchase price.

Additionally, at closing, the Company will issue two additional promissory notes (the “Notes A and B”) to the Seller in the aggregate principal amount of $1,000,000. Note A in the principal amount of $500,000 will bear interest at 5% per annum, with monthly payments of principal and interest, and will mature three years after the closing date. Note B in the principal amount of $500,000 will bear interest at 5% per annum, with annual payments of interest and principal payable annually over two years from the date of closing provided; however, that the principal balance of Note B (and the respective annual payment) shall be reduced if: (i) the earnings before income taxes, depreciation and amortization (“EBITDA”) for the fiscal year ended December 31, 2013 is less than $975,000.00; and/or (ii) the EBITDA for the fiscal year ended December 31, 2014 is less than $975,000.00. At the Seller’s option, Note B can be paid in shares of common stock of the Buyer on terms acceptable to Seller and the Company.

Total consideration also includes $750,000.00 in the form of shares of restricted common stock of the Company (the “Shares”), with the number of Shares to be issued to be determined at closing by dividing $750,000 by the average of the highest bid and lowest asked prices for the Company’s common stock as quoted on the OTC Bulletin Board, the OTC Pink Sheets or other similar quotation system, as applicable, at the end of the trading day immediately preceding the closing (the “Original Issuance Price”). If as of the first anniversary of the closing the Seller has not received at least $1,500,000 of the purchase price in the form of cash (including from the payment of principal on Notes A and B and the sale of Shares in the public market), then, following such first anniversary, the Seller may put, and Company shall promptly purchase from Seller in cash, such number of Shares equal to the difference between such cash payments and $1,500,000 divided by the Original Issuance Price.

The Purchase Agreement also requires the Company to enter at closing into an employment agreement with the Seller for certain management services and; also contains a covenant of the Seller not to compete with the Company for a two year period.

The Purchase Agreement further provides that the Company will engage its independent registered public accounting firm to prepare an audit of Prime Time’s financial statements for the years ended December 31, 2011 and 2012. If, for any reason the audit cannot be concluded, the Company will not be required to pay any amounts due under Notes A or B and such notes will be cancelled. The Company, however, has no right to receive a refund of the cash portion of the purchase price as tendered or to effect a cancellation of the Shares. In addition, if Prime Time’s total asset value at December 31, 2012 as determined in accordance with the audited financial statements is less than the value set forth on the financial statements previously provided to the Company, the purchase price will be reduced by such amount on a dollar for dollar basis through a return of a number of Shares equal to such deficiency, and, if the deficiency is greater than the Original Issue Price, through a set off of the amount which will be due under Note A.

The Purchase Agreement contains customary representations, warranties and covenants, and provides for customary indemnification in the event of breaches of such representations, warranties and covenants. The closing of the transactions contemplated by the Purchase Agreement are subject to customary closing conditions.

The foregoing descriptions of the transaction do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement filed as Exhibit 10.39 to this Current Report on Form 8-K. The Purchase Agreement is being filed to provide information regarding the terms of the Company’s pending acquisition of Prime Time, and no representation, warranty, covenant or agreement contained in the Purchase Agreement is, or should be construed as, a representation or warranty by the Company to any person other than the Seller, or covenant or agreement of the Company with any person other than the Seller. The representations, warranties, covenants and agreements contained in the Purchase Agreement are solely for the benefit of the parties thereto, may represent an allocation of risk between the parties, may be subject to standards of materiality that differ from those that are applicable to investors in the Company and may be qualified by disclosures between the parties.

Item 7.01 Regulation FD Disclosure.

On April 29, 2013 the Company issued a press releases announcing that it entered into a definitive agreement to acquire Prime Time, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Sanomedics International Holdings, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.39	Stock Purchase Agreement dated April 26, 2013 by and among Sanomedics International Holdings, Inc., Anovent, Inc., Prime Time Medical, Inc. and Mark R. Miklos.

99.1	Press release dated April 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanomedics International Holdings, Inc.

Date: April 30, 2013	By:	/s/ David C. Langle
David C. Langle,
Chief Financial Officer